EMPLOYMENT AGREEMENT

This Agreement made and entered into as of the 30 the day of March, 2010 by and between Energroup Holding, LTD ("employer"), and Sharon Xiaorong Tang ("employee"). The parties recite that:

Employee is willing to be employed by employer, and employer is willing to employ employee, on the terms and conditions hereinafter set forth. For the reasons set forth above, and in consideration of the mutual covenants and promises of the parties hereto, employer and employee covenant and agree as follows:

1. AGREEMENT TO EMPLOY AND BE EMPLOYED

Employer hereby employs employee as Chief Financial Officer at the above- mentioned premises, and employee hereby accepts and agrees to such employment.

2. DESCRIPTION OF EMPLOYEE'S DUTIES

Subject to the supervision and pursuant to the orders, advice, and direction of employer, employee shall perform such duties as are customarily performed by one holding such position in other businesses or enterprises of the same or similar nature as that engaged in by employer. Employee shall additionally render such other and unrelated services and duties as may be assigned to her from time to time by employer.

3. MANNER OF PERFORMANCE OF EMPLOYEE'S DUTIES

Employee shall at all times faithfully, industriously, and to the best of her ability, experience, and talent, perform all duties that may be required of and from her pursuant to the express and implicit terms hereof, to the reasonable satisfaction of employer. Such duties shall be rendered at the abovementioned premises and at such other place or places as employer shall in good faith require or as the interests, needs, business, and opportunities of employer shall require or make advisable.

4. DURATION OF EMPLOYMENT

The term of employment shall be Two years, commencing on March 31, 2010, and terminating March 31, 2012, subject, however, to prior termination as otherwise provided herein.

5. COMPENSATION; REIMBURSEMENT

Employer shall pay employee and employee agrees to accept from employer, in full payment for employee's services hereunder, compensation

(a) During the Initial Period, employer shall pay Employee an Annual Base Salary, payable monthly, in equal installments, at a rate of One hundred Thousand Dollars equal to $100,000 per year for the first calendar year or portion thereof occurring during the term of this Agreement. In each subsequent calendar year, or portion thereof, occurring during the term of this Agreement, employer shall pay to Employee an Annual Base Salary

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(b) Employee shall be eligible to receive an annual base salary adjustment in each subsequent calendar year, thereof according to the Compensation Increase Scale: Annual Base Salary determined by the Compensation Increase Scale as reviewed and approved by the company's Board of Directors Compensation Committee and approved by the Board of Directors of the company following its annual salary and performance review.

(c) Energroup Holding, LTD's Stock Option, at the rate of Forty thousand shares (40,000 shares) in total Two years, payable 20,000 shares per year. The exercise strike price of $ 5 per share. The first payment of shares shall be due on the commencement date of this agreement.

(d) Employee shall be eligible to receive an annual bonus as reward at end of each year pursuant to the incentive compensation program in effect. The bonus will be earned for Employee's performance during each calendar year occurring during the term of this Agreement.

In addition to the foregoing, employer will reimburse employee for any and all necessary, customary, and usual expenses incurred by her while traveling for and on behalf of the employer pursuant to employer's directions.

6. EMPLOYEE'S LOYALTY TO EMPLOYER'S INTERESTS

Employee shall devote all of her time, attention, knowledge, and skill solely and exclusively to the business and interests of employer, and employer shall be entitled to all benefits, emoluments, profits, or other issues arising from or incident to any and all work, services, and advice of employee. Employee expressly agrees that during the term hereof she will not be interested, directly or indirectly, in any form, fashion, or manner, as partner, officer, director, stockholder, advisor, employee, or in any other form or capacity, in any other business similar to employer's business or any allied trade, except that nothing herein contained shall be deemed to prevent or limit the right of employee to invest any of her surplus funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything herein contained by deemed to prevent employee from investing or limit employee's right to invest her surplus funds in real estate.

7. NONDISCLOSURE OF INFORMATION CONCERNING BUSINESS

Employee will not at any time, in any fashion, form, or manner, either directly or indirectly divulge, disclose, or communicate to any person, firm, or corporation in any manner whatsoever any information of any kind, nature, or description concerning any matters affecting or relating to the business of employer, including, without limitation, the names of any its customers, the prices it obtains or has obtained, or at which it sells or has sold its products, or any other information concerning the business of employer, its manner of operation, or its plans, processes, or other date of any kind, nature, or description without regard to whether any or all of the foregoing matters would be deemed confidential, material, or important. The parties hereby stipulate that, as between them, the foregoing matters are important, material, and confidential, and gravely affect the effective and successful conduct of the business of employer, and its good will, and that any breach of the terms of this section is a material breach of this agreement.

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8. OPTION TO TERMINATE ON PERMANENT DISABILITY OF EMPLOYEE

Not withstanding anything in this agreement to the contrary, employer is hereby given the option to terminate this agreement in the event that during the term hereof employee shall become permanently disabled, as the term "permanently disabled" is hereinafter fixed and defined. Such option shall be exercised by employer giving notice to employee by registered mail, addressed to him in care of employer at the above stated address, or at such other address as employee shall designate in writing, of its intention to terminate this agreement on the last day of the month during which such notice is mailed. On the giving of such notice this agreement and the term hereof shall cease and come to an end on the last day of the month in which the notice is mailed, with the same force and effect as if such last day of the month were the date originally set forth as the termination date. For purposes of this agreement, employee shall be deemed to have become permanently disabled if, during any year of the term hereof, because of ill health, physical or mental disability, or for other causes beyond her control, she shall have been continuously unable or unwilling or have failed to perform his duties hereunder for thirty (30) consecutive days, or if, during any year of the term hereof, she shall have been unable or unwilling or have failed to perform her duties for a total period of thirty (30) days, whether consecutive or not. For the purposes hereof, the term "any year of the term hereof" is defined to mean any period of 12 calendar months commencing on the first day of the month and terminating on the last day of the month of the following year during the term hereof.

9. DISCONTINUANCE OF BUSINESS AS TERMINATION OF EMPLOYMENT

Anything herein contained to the contrary notwithstanding, in the Event that employer shall discontinue operations at the premises mentioned above, then this agreement shall cease and terminate as of the last day of the month in which operations cease with the same force and effect as if such last day of the month were originally set forth as the termination date hereof.

10. EMPLOYEE'S COMMITMENTS BINDING ON EMPLOYER ONLY ON WRITTEN CONSENT

Employee shall not have the right to make any contracts or other commitments for or on behalf of employer without the written consent of employer.

11. CONTRACT TERMS TO BE EXCLUSIVE

This written agreement contains the sole and entire agreement between the parties, and supersedes any and all other agreements between them. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this agreement or any representations inducing the execution and delivery hereof except such representations as are specifically set forth herein, and each party acknowledges that she or it has relied on her or its own judgment in entering into the agreement. The parties further acknowledge that any statements or representations that may have heretofore been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with her or its dealings with the other.

12. WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING

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No waiver or modification of this agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

13. CONTRACT GOVERNED BY LAW

This agreement and performance hereunder shall be construed in accordance with the laws of The People Republic of China.

14. BINDING EFFECT OF AGREEMENT

This agreement shall be binding on and inure to the benefit of the respective parties and their respective heirs, legal representatives, successors, and assigns.

Executed on the date first above written.

ENERGROUP HOLDING, LTD.

Chairman, Huashan Shi ________________ Employer

Sharon Xiaorong Tang ________________ Employee